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                                   EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

      Name of Subsidiary                           Jurisdiction of Incorporation or Organization
      -------------------                          ---------------------------------------------
1.      LCC Design Services, L.L.C.                              Delaware

2.      LCC Europe GmbH                                          Germany

3.      Eurofon de France S.A.R.L.                               France

4.      LCC, United Kingdom, Ltd.                                United Kingdom

5.      LCC Development Company, L.L.C.                          Delaware

6.      LCC Telecom Management Services, Inc.                    Delaware

7.      LCC do Brazil Ltda.                                      Brazil

8.      Koll Telecommunications Services, L.L.C.                 Delaware

9.      LCC Asia Pacific LTD PTE                                 Singapore

10.     LCC Europe AS                                            Norway

11.     LCC International Holdings NL, Inc.                      Delaware

12.     LCC International Holdings, Belgium, Inc.                Delaware